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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 12, 2005

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  001-13711                13-3429953
 (State or other jurisdiction of     (Commission              (IRS Employer
 incorporation or organization)      File Number)          Identification No.)

   4211 W. Boy Scout Boulevard, Tampa, Florida                    33607
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

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ITEM 1.01     MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 9, 2005, the Board of Directors of Walter Industries, Inc. (the "Company") appointed Gregory E. Hyland to the Board of Directors and elected him to the positions of Chairman of the Board, and President and Chief Executive Officer of the Company, all effective as of the close of business on September 16, 2005. Mr. Hyland will assume these positions from Don DeFosset, who is expected to leave the Board on that date. The Company issued a press release announcing these developments. A copy of the Walter Industries, Inc. press release is attached hereto as Exhibit 99.1.

Mr. Hyland, 54, has served as President, U.S. Fleet Management Solutions of Ryder System, Inc. since June, 2005. He previously served as Executive Vice President, U.S. Fleet Management Solutions of Ryder since October 2004. He was President of the Industrial Products Segment for Textron, Inc. from February 2002 to August 2003 and Chairman and Chief Executive Officer of Textron Golf, Turf and Specialty Products from January 2001 to January 2002. From September 1997 to December 2000, Mr. Hyland served as President of the Engineered Products Group, Flow Control Division of Tyco International.

Mr. Hyland's employment agreement with the Company is attached as Exhibit 10.22. His employment agreement provides for an annual base salary of $725,000, an annual target bonus of 100% of annual base salary, a car allowance of $2,000 per month, four weeks vacation each year, reimbursement of tax planning and club membership expenses, and severance of 24 months salary and 12 months bonus (with pro rata bonus for the year of termination and continuation of fringe benefits during the 24 month severance period) in the event that he is terminated without cause or resigns following a significant diminution in pay or responsibilities. The employment agreement provides for a grant of 35,000 stock options and 35,000 restricted units to be made to Mr. Hyland on the first day of his employment. The agreement also provides for (i) a $400,000 payment in compensation for foregone bonus opportunity from, and reimbursement of temporary moving expenses to, his former employer and (ii) reimbursement of an amount up to $105,000, grossed up for taxes, in connection with a real estate deposit foregone in connection with his employment by the Company. Mr. Hyland will have a change in control agreement with the Company in the form attached as Exhibit 10.23.

Neither Mr. Hyland nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company. Mr. Hyland has no family relationship with any director or executive officer of the Company. He will continue as an officer of the Company until the earlier of his termination of employment or the election of his successor by the Board of Directors. His term as a director of the Company will continue until the next annual meeting of the shareholders, subject to reelection to subsequent terms by the shareholders.

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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith:

(c)           Exhibits

10.22 Agreement dated as of September 9, 2005 between the Company and Gregory E. Hyland

10.23 Executive Change of Control Severance Agreement dated as of September 16, 2005 between the Company and Gregory E. Hyland

99.1          Press Release dated September 12, 2005

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WALTER INDUSTRIES, INC.

                                       By:      /s/ Victor P. Patrick
                                                --------------------------------
                                       Title:   Victor P. Patrick
                                                Sr. Vice President,
                                                General Counsel and Secretary

Date:  September 12, 2005

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Exhibit (10.22)       Agreement dated as of September 9, 2005 between
                      the Company and Gregory E. Hyland

Exhibit (10.23)       Executive Change of Control Severance Agreement
                      dated as of September 16, 2005 between the Company and Gregory E. Hyland

Exhibit (99.1)        Press release dated September 12, 2005, Walter
                      Industries Names Gregory E. Hyland Chairman, President and
                      Chief Executive Officer